UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       February 10, 2017

Badger Meter, Inc.
(Exact name of Registrant as Specified in Charter)

Wisconsin	1-6706	39-0143280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 W. Brown Deer Rd., Milwaukee, Wisconsin	53223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      (414) 355-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2017, Badger Meter, Inc. (the “Company”) issued a press release announcing that Todd A. Adams, 46, president and chief executive officer of Rexnord Corporation, and Glen E. Tellock, 55, president and chief executive officer of Lakeside Foods and former chairman, president and chief executive officer of The Manitowoc Company, Inc., have been appointed directors of the Company effective as of February 10, 2017.  They were appointed to fill vacancies created when the Board of Directors increased the number of directors constituting the Board by two to a total of eleven members.  Messrs. Adams and Tellock will serve until the Company’s next Annual Meeting of Shareholders scheduled for April 28, 2017.

Messrs. Adams and Tellock will receive compensation consistent with the Company’s other non-employee directors as described under “Director Compensation Table and Components of Director Compensation” in the Company’s 2016 Proxy Statement filed with the U.S. Securities and Exchange Commission on March 8, 2016.

Current board members Ronald H. Dix and Steven J. Smith are not standing for re-election at the Company’s upcoming annual meeting of shareholders, scheduled for April 28, 2017.  Mr. Dix has reached the mandatory retirement age and Mr. Smith has elected to focus on various personal and business commitments and not seek an additional term.  They will continue to serve as directors until the annual shareholder meeting.

A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Form 8-K by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2017, the Company’s Board of Directors adopted an amendment to Section 2 of ARTICLE II of the Restated By-laws to increase the permissible, maximum size of the Board to eleven members.  The text of the amendment to the Restated By-laws is attached to this Current Report on Form 8-K as Exhibit 3.1, and is incorporated into this Current Report on Form 8-K by reference.  The effective date of the amendment is February 10, 2017.

Item 8.01	Other Events.

On February 10, 2017, the Company declared a regular quarterly cash dividend of $0.115 per share to shareholders of record February 28, 2017, payable March 15, 2017.  Also, the Company authorized a limited stock repurchase program that allows the Company to purchase shares on the open market (or in privately negotiated transactions) to be used for issuance under the Company’s stock-based employee benefit plans.  Under the program, management is authorized to purchase up to 400,000 shares from time to time through open market purchases or privately negotiated transactions at prevailing prices as permitted by securities laws and other legal requirements, and subject to market conditions and other factors.  The program terminates on February 10, 2020 unless earlier terminated by the Board of Directors.

A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Form 8-K by reference.

Item 9.01	Financial Statements and Exhibits.

The exhibit listed in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.

Date:	February 10, 2017	By:	/s/ Richard E. Johnson
Richard E. Johnson
Senior Vice President – Finance and Treasurer
Chief Financial Officer

Exhibit Index to Current Report on Form 8-K
Dated February 10, 2017

Exhibit Number	Description

3.1	Text of Amendment to Restated By-laws of Badger Meter, Inc.

99.1	Badger Meter, Inc. Press Release, dated February 10, 2017